UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – October 29, 2003

Commission File Number: 000-49971

OCEAN WEST HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	71-0876952
(State or jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

15991 Redhill Avenue, Suite 110

Tustin, California 92780

(Address of principal executive offices, including zip code)

(714) 247-4200

(Registrant’s telephone number, including area code)

OCEAN WEST HOLDING CORPORATION

Item 4.    Changes in Registrant’s Certifying Accountant

Items 4(a) and 7(c) of our Current Report on Form 8-K as filed with the Commission on November 4, 2003, are hereby amended and restated in their entirety as follows:

(a)	Previous independent accountants

1.	On October 29, 2003, Stonefield Josephson LLC, the independent accountant previously engaged as the principal accountant to audit the financial statements of Ocean West Holding Corporation (“OWHC”), was dismissed.

2.	The reports of Stonefield Josephson LLC on OWHC’s consolidated financial statements for the six month period ending September 30, 2002 and fiscal years ending March 31, 2002 and March 31, 2001 included explanatory paragraphs related to OWHC’s ability to continue as a going concern, but were not otherwise qualified or modified as to audit scope or accounting principles.

3.	During OWHC’s six month period ending September 30, 2002 and fiscal years ending March 31, 2002 and March 31, 2001 and the subsequent interim period through October 29, 2003, there have been no disagreements with Stonefield Josephson LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure, which disagreements, if not resolved to the satisfaction of Stonefield Josephson LLC, would have caused Stonefield Josephson LLC to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years.

4.	OWHC has requested that Stonefield Josephson LLC furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of this letter, dated November 7, 2003 is filed as Exhibit 16.1 to this Form 8-K.

(b)    New independent accountants

On October 29, 2003 OWHC engaged Hein + Associates LLP as the independent accountant to act as the principal accountant to audit OWHC’s financial statements. OWHC did not consult with Hein + Associates LLP on the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on OWHC’s financial statements or any disagreements or a reportable event.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(b)	Exhibits

16.1 Letter from Stonefield Josephson LLC dated November 7, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Date: November 7, 2003	OCEAN WEST HOLDING CORPORATION

	By:	/s/ DARYL S. MEDDINGS

Daryl S. Meddings Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)